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                                                                 Exhibit 2.h.(3)

                              FORM OF AMENDMENT TO
                                DEALER AGREEMENT

     The DEALER AGREEMENT ("Agreement"), entered into as of _________, by and between ________ and Funds Distributor, Inc., is hereby amended as follows with respect only to The Munder @Vantage Fund:

A. Section 4. In Section 4 of the Agreement, the final sentence (commencing with "Nothing herein contained shall prevent . . .") shall not be applicable to The Munder @Vantage Fund.

B. Sections 6 and 13. In Sections 6 and 13 of the Agreement, references to "redemption" are hereby amended to refer to "repurchase".

C. Section 8. In Section 8 of the Agreement, the reference to "seven (7) business days" is hereby changed to "120 days".

D. Section 10. Section 10 of the Agreement shall not be applicable to The Munder @Vantage Fund.

E. Section 15. In Section 15 of the Agreement, the following is added as the final sentence: "Nevertheless, this Agreement shall remain in full force and effect with respect to any entity that currently serves or may in the future serve as the designated principal underwriter of any of the Munder Funds, including the The Munder @Vantage Fund, unless specifically terminated in writing by such entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Dealer Agreement to be executed by their appropriate officers, thereunto duly authorized, as of _________, 2004.


_________________________________                          _____________________
By:                                                        Date
For Funds Distributor Inc.:



For:
________________________________________________________________________________
(Name of broker/dealer firm)


________________________________________________________________________________
      Address of Principal Office


________________________________________________________________________________
      City                       State                        Zip Code


By:                                    Its:
___________________________________   _______________________   ________________
      Authorized Signature                   Title                     Date


___________________________________
      Print Name